Exhibit 77(C)


Submission of matters to a vote of security holders (Unaudited)

(a) A joint special meeting of the shareholders (the "Meeting") of each of the Minnesota Tax Free Fund, Texas Tax Free Fund, and Washington Tax Free Fund (each, an "Acquired Fund" and collectively, the "Acquired Funds") was held on December 7, 2007. The Minnesota Tax Free Fund, Texas Tax Free Fund, and Washington Tax Free Fund are series of the Lord Abbett Municipal Income Fund, Inc. (the "Company").

      The joint meeting for the Acquired Funds was held for the purpose of approving an Agreement and Plan of Reorganization between each Acquired Fund and the National Tax Free Fund, a series of the Company (the "Acquiring Fund"), providing for: (a) the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange for shares of the corresponding class of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund; (b) the distribution of such shares to the shareholders of the Acquired Fund; and
      (c) the termination of the Acquired Fund.

(c) The results of the proxy solicitation on the preceding matter were as follows:

      ---------------------------------------------------------------------------------------------------------------
      Matter                                                         Votes For       Votes Against      Abstentions
      ---------------------------------------------------------------------------------------------------------------
      1. Proposal - Minnesota Tax Free Fund - Approval of an       4,647,336.172     1,249,333.448      388,254.000
         Agreement and Plan of Reorganization between the
         Minnesota Tax-Free Income Fund and the Lord Abbett
         National Tax-Free Income Fund.
      ---------------------------------------------------------------------------------------------------------------

      2. Proposal - Texas Tax Free Fund - Approval of an           3,755,000.942       121,853.670      209,951.980
         Agreement and Plan of Reorganization between the
         Texas Tax-Free Income Fund and the Lord Abbett
         National Tax-Free Income Fund.
      ---------------------------------------------------------------------------------------------------------------

      3. Proposal - Washington Tax Free Fund - Approval of an      4,550,330.668       441,388.376      286,457.803
         Agreement and Plan of Reorganization between the
         Washington Tax-Free Income Fund and the Lord Abbett
         National Tax-Free Income Fund.
      ---------------------------------------------------------------------------------------------------------------